SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
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SHELLS SEAFOOD RESTAURANTS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SHELLS SEAFOOD RESTAURANTS, INC.
16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618

September 17, 2007

Dear Stockholder,

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on October 17, 2007 at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618.

At the Annual Meeting of Stockholders, you are being asked to vote on the election of six directors to our Board of Directors. I will be pleased to report on the affairs of our company and a discussion period will be provided for questions and comments of general interest to stockholders.

It is important that your shares be represented at the meeting, whether or not you plan to attend in person. We urge you to promptly vote by following the instructions on the enclosed proxy card. You can vote your shares by completing and returning the enclosed proxy card, or in certain circumstances as we discuss in the following Proxy Statement, by Internet or telephone. In this way, you can be sure your shares will be voted at the meeting. If you later decide to attend the meeting, you can generally, if you wish, revoke the proxy and vote in person.

Thank you for your cooperation.

Very truly yours, Leslie J. Christon President and Chief Executive Officer

SHELLS SEAFOOD RESTAURANTS, INC.
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________

September 17, 2007

Notice is hereby given that we will hold the 2007 Annual Meeting of Stockholders of Shells Seafood Restaurants, Inc. (“Shells”) on October 17, 2007, at 10:00 a.m., at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618 for the following purposes:

(1)	To elect six directors to serve for the ensuing year; and

(2)	To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on September 4, 2007 will be entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof.

Warren R. Nelson Secretary

-i-

SHELLS SEAFOOD RESTAURANTS, INC.

16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618

________________

PROXY STATEMENT
________________

ABOUT THE MEETING

This proxy statement contains information relating to our 2007 Annual Meeting of Stockholders to be held on October 17, 2007, at 10:00 a.m., at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618, and at any postponements or adjournments of the meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will (i) elect six directors to serve on our Board, and (ii) transact any other business which may properly come before the meeting, or any adjournment thereof. In addition, management will report on our performance for the fiscal year ended December 31, 2006, which we refer to throughout this proxy statement as “fiscal 2006,” and respond to appropriate questions from stockholders. We are not currently aware of any other matters which will come before the meeting.

Proxies for use at the meeting are being solicited by the Board of Directors of Shells, chiefly by mail. We began mailing this proxy statement, along with the proxy card, on or about September 17, 2007. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock and Series B Preferred Stock and will reimburse them for their expenses in so doing. To ensure adequate representation of shares of our common stock and Series B Preferred Stock and the presence of a quorum at the meeting, officers, agents and Shells employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. Shells will bear all expenses incurred in connection with this solicitation. We have no present plans to hire employees or special paid solicitors to assist in obtaining proxies, but reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on September 4, 2007, the record date for the meeting, are entitled to receive notice of, and to participate in, the Annual Meeting, or any postponements and adjournments of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting. Your proxy card shows the number of shares you held at the close of business on September 4, 2007.

What does it mean if I receive more than one proxy card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000.

What are the voting rights of the holders of common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter to be acted upon at the meeting. On September 4, 2007, there were 23,537,948 shares of common stock outstanding, representing the same number of votes.

What are the voting rights of the holders of Series B Preferred Stock?

Our Series B Preferred Stock will vote together with our common stock as a single class on an “as-converted” basis on all actions to be taken by our stockholders at the Annual Meeting of Stockholders. Each outstanding share of our Series B Preferred Stock will be entitled to one vote per each whole share of common stock into which such share of Series B Preferred Stock is convertible as of the record date for such vote. As of

September 4, 2007, the record date for our 2007 Annual Meeting, each share of Series B Preferred Stock was convertible into twenty shares of our common stock. On September 4, 2007, there were 87,552 shares of Series B Preferred Stock outstanding, representing 1,751,040 votes.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock and Series B Preferred Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum, thereby permitting the meeting to conduct its business. On September 4, 2007, 23,537,948 shares of common stock, representing the same number of votes, were outstanding and 87,552 shares of Series B Preferred Stock, representing 1,751,040 votes, were outstanding. Accordingly, the presence of holders representing at least a majority of the votes entitled to be cast, or 12,144,495 votes, is required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be counted in determining whether a quorum is present. “Abstentions” are shares held by stockholders present in person or represented by proxy that are not voted in connection with a particular matter. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange (the “NYSE”). Under the NYSE rules, a broker does not have discretionary voting power with respect to “non-routine” matters. The proposal for the election of directors is a routine matter, and therefore, brokers or nominees have discretionary authority to vote on this proposal if beneficial owners fail to give voting instructions.

How do I vote?

You may vote your shares by mailing the enclosed proxy card which gives detailed instructions. If you vote by mail, please complete and properly sign the enclosed proxy card and return it in the envelope we have provided. It then will be voted according to your instructions. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card or vote in person. A registered stockholder receives proxy material directly from our transfer agent, Continental Stock Transfer & Trust Co.

If your shares are held in an account in the name of your bank or broker (this is called “street name”), you will receive from that bank or broker a separate Voter Instruction Form with instructions on how to vote by return mail, by telephone or by Internet. Many (but not all) brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote for the election of the nominated slate of directors to serve for the ensuing year. These votes are in accordance with the recommendations of our Board. With respect to any other matter that properly comes before the meeting, the proxy holders will vote according to their best judgment.

Can I change my vote after I have voted?

Yes. Even after you have submitted your proxy card you may change your vote at any time before the proxy is exercised, by filing with the Secretary of Shells either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and request to vote in person, although attendance at the meeting alone will not itself revoke a previously granted proxy.

If your shares are held by a bank or broker and you wish to vote your shares in person, you must contact the bank or broker holding your shares and request a special proxy card indicating your ownership of our stock. In addition, you should consult your brokerage firm or bank for directions, in the event you voted your shares by Internet or telephone and want to later change your vote prior to the Annual Meeting.

INFORMATION ABOUT OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of August 15, 2007 regarding the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of the outstanding common stock; (ii) each current director (all of whom are standing for re-election); (iii) each executive officer named in the Summary Compensation Table in this proxy statement; and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed, and has an address c/o Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100, Tampa, FL 33618. For purposes of this table, beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”), which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Stock options and warrants which are presently exercisable or which become exercisable within 60 days of August 15, 2007 into shares of our common stock (or into securities which are convertible into shares of our common stock) are considered beneficially owned shares of common stock. For purposes of this table, each share of Preferred Stock is deemed to represent beneficial ownership of twenty shares of common stock, being the actual rate of conversion on August 15, 2007.

	Beneficial Ownership	Percent of
Name and Address of Beneficial Owner	Amount	Class

Philip R. Chapman
400 Madison Avenue, Suite 7C
New York, NY 10017 (1)	4,601,682	19.45%

Leslie J. Christon (2)	1,620,064	6.44%

Michael R. Golding
230 Pleasant Valley Road
Morganville, NJ 07751 (3)	90,000	*

Gary L. Herman
Galloway Capital Management, LLC
720 Fifth Avenue, 10th Floor
New York, NY 10019 (4)	934,989	3.96%

Christopher D. Illick
735 Iris Lane
Vero Beach, FL 32963 (5)	121,500	*

Jay A. Wolf
c/o Trinad Capital, L.P.
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067 (6)	4,344,315	17.89%

Guy C. Kathman (7)	216,667	*

Warren R. Nelson (8)	424,918	1.78%

	Beneficial Ownership	Percent
Name and Address of Beneficial Owner	Amount	of Class

Christopher R. Ward, Sr. (9)	100,001	*

Frederick R. Adler
1520 South Ocean Blvd.
Palm Beach, FL 33480 (10)	3,783,858	15.13%

James R. Adler
400 Madison Avenue, Suite 7C
New York, NY 10017 (11)	4,455,682	18.93%

Robert Ellin
c/o Trinad Capital, L.P.
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067 (12)	4,264,315	17.62%

Bruce Galloway
Galloway Capital Management LLC
720 Fifth Avenue, 10th Floor
New York, NY 10019 (13)	2,957,364	12.49%

Banyon Investment, LLC
400 Madison Avenue, Suite 7C
New York, NY 10017	4,454,015	18.92%

Lagunitas Partners, LP
50 Osgood Place, Penthouse
San Francisco, CA 94133 (14)	2,600,010	10.65%

Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880 (15)	1,333,330	5.36%

	Beneficial Ownership	Percent of
Name and Address of Beneficial Owner	Amount	Class

Trinad Advisors GP, LLC
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067 (16)	4,264,315	17.62%

Trinad Capital Master Fund, Ltd.
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067 (16)	4,264,315	17.62%

All directors and executive officers as a group (9 persons) (17)	12,454,136	46.94%

*	less than 1%

(1)
Includes (i) 4,454,015 shares of common stock owned by Banyon Investment, LLC, and (ii) 116,000 shares of common stock which may be acquired through the exercise of options held by Mr. Chapman. Mr. Chapman and Mr. James Adler are co-managing members of Banyon Investment, LLC and share voting and investment powers.

(2)
Includes 1,605,064 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 653,845 shares of common stock which are not exercisable within 60 days of August 15, 2007.

(3)	Consists of 90,000 shares of common stock which may be acquired through the exercise of options.
(4)
Includes (i) 562,800 shares of common stock owned by Strategic Turnaround Equity Partners, L.P. (Cayman) (“STEP”), an investment fund; (ii) 193,751 shares of common stock owned by Galloway Capital Management, LLC; (iii) 80,000 shares of common stock which may be acquired through the exercise of options; and (iv) 4,688 shares of common stock owned by a trust for the benefit of Mr. Herman’s children. Mr. Herman is a managing member of Galloway Capital Management, LLC, a managing member of the general partner of STEP, and the trustee of the aforementioned trust.

(5)
Consists of 121,500 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 22,500 shares of common stock which are not exercisable within 60 days of August 15, 2007.

(6)
Consists of (i) 3,521,548 shares of common stock owned by Trinad Capital Master Fund, Ltd.; (ii) 22,270 shares of Series B Preferred Stock convertible into 445,400 shares of common stock, owned by Trinad Capital Master Fund, Ltd.; (iii) warrants to purchase 222,700 shares of common stock owned by Trinad Capital Master Fund, Ltd.; (iv) 80,000 shares of common stock which may be acquired through the exercise of options and (v) 74,667 shares of common stock owned by Trinad Capital, LP. Mr. Wolf is a managing director of Trinad Management, LLC which is the manager of Trinad Capital Master Fund, Ltd.

(7)
Consists of 216,667 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 158,333 shares of common stock which are not exercisable within 60 days of August 15, 2007.

(8)
Includes 359,650 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 242,326 shares of common stock which are not exercisable within 60 days of August 15, 2007.

(9)
Consists of 100,001 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 104,999 shares of common stock with are not exercisable within 60 days of August 15, 2007.

(10)
Includes (i) 48,833 shares of Series B Preferred Stock convertible into 976,660 shares of common stock and (ii) warrants to purchase 488,330 shares of common stock. Does not include 4,454,015 shares of common stock owned by Banyon Investment, LLC. Mr. Adler’s son, James Adler, is a co-managing member of Banyon Investment, LLC.

(11)
Includes 4,454,015 shares of common stock owned by Banyon Investment, LLC. Mr. James Adler and Mr. Chapman are co-managing members of Banyon Investment, LLC and share voting and investment powers. Does not include any share held by Mr. Frederick Adler, the father of Mr. James Adler.

(12)
Consists of (i) 3,521,548 shares of common stock owned by Trinad Capital Master Fund, Ltd.; (ii) 22,270 shares of Series B Preferred Stock convertible into 445,400 shares of common stock, owned by Trinad Capital Master Fund, Ltd.; (iii) warrants to purchase 222,700 shares of common stock owned by Trinad Capital Master Fund, Ltd.; and (iv) 74,667 shares of common stock owned by Trinad Capital, LP. Mr. Ellin is a managing director of Trinad Management, LLC which is the manager of Trinad Capital Master Fund, Ltd.

(13)
Consists of (i) 562,800 shares of common stock owned by Strategic Turnaround Equity Partners, L.P. (Cayman) (“STEP”), an investment fund of which Mr. Galloway is a managing member of Galloway Capital Management, LLC, STEP’s general partner; (ii) 193,751 shares of common stock owned by Galloway Capital Management, LLC of which 50% is to the benefit of Mr. Galloway; (iii) 1,955,793 shares of common stock owned by the Bruce Galloway, IRA R/O; (iv) warrants to purchase 143,420 shares of common stock owned by the Bruce Galloway, IRA R/O; (v) 24,100 shares of common stock owned by Rexon Galloway Capital Growth, LLC for which Mr. Galloway has the right to vote and dispose; and (vi) 77,500 shares of common stock owned by Mr. Galloway’s children for which Mr. Galloway has the right to vote and dispose.

(14)	Consists of (i) 1,733,340 shares of common stock and (ii) a warrant to purchase 866,670 shares of common stock.
(15)
Consists of warrants to purchase 1,333,330 shares beneficially owned by Pequot Scout Fund, LP and Pequot Mariner Offshore Fund, LP. Pequot Capital Management, Inc. is the investment adviser of Pequot Scout Fund, LP and Pequot Mariner Offshore Fund, LP.

(16)
Consists of (i) 3,521,548 shares of common stock owned by Trinad Capital Master Fund, Ltd.; (ii) 22,270 shares of Series B Preferred Stock convertible into 445,400 shares of common stock owned by Trinad Capital Master Fund, Ltd.; (iii) warrants to purchase 222,700 shares of common stock owned by Trinad Capital Master Fund, Ltd.; and (iv) 74,667 shares of common stock owned by Trinad Capital, LP. Trinad Advisors GP, LLC is the general partner of Trinad Capital Master Fund, Ltd.

(17)
Includes (i) 9,017,154 shares of common stock, and (ii) 2,755,548 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase an aggregate of 1,195,337 shares of common stock which are not exercisable within 60 days of August 15, 2007.

Certain information in the table and its footnotes is derived from filings made with the Securities and Exchange Commission or supplemental information received from various of the entities named in this table.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

How is the Board Structured?

There are six directors to be elected at the Annual Meeting, all of whom currently serve as directors of Shells. Directors are elected for a term of one year which expires at the next annual meeting of stockholders, or at such other time as his or her successor is duly elected and qualified. Unless you specify otherwise, your proxy will be voted in favor of the six persons named below. We have no reason to believe that any of the listed nominees will be unable to serve, or that any vacancy will occur on the Board of Directors. However, in the event any of these nominees is unable to serve as a director, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All of the listed nominees have consented to be named and have indicated their intent to serve if elected.

The Nominating Committee, consisting of Messrs. Herman, Illick and Golding, is charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board, in selecting directors to serve on the various committees of the Board and in selecting individuals to fill any vacancies or newly created directorships on the Board or committees of the Board. The Nominating Committee does not have a charter. The Nominating Committee nominated Philip R. Chapman, Leslie J. Christon, Michael R. Golding, Gary L. Herman, Christopher D. Illick and Jay A. Wolf to stand for re-election as members of our Board of Directors.

Who are the nominees for election to the Board?

The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are summarized below:

		Director
Director	Age	Since	Principal Occupation During the Past Five Years
Philip R. Chapman	45	1997	Since 1993, Mr. Chapman has been President of Adler &
			Company, a corporation which provides administrative
			services for financial and venture capital investing, including
			certain entities controlled by Frederick R. Adler, a greater than
			10% stockholder. Mr. Chapman is a director of Regeneration
			Technologies, Inc., a company which produces allografts for
			surgical use, and of various private companies. He is also a
			managing partner of Alpha Beta Capital Management LLC, a
			private hedge fund. Mr. Chapman is the son-in-law of
			Frederick R. Adler. Mr. Chapman has served as Chairman of
			our company since April 2002.

Leslie J. Christon	53	2004	Mrs. Christon has served as our President and Chief Executive
			Officer since joining our company in July 2003. From 2002 to
			2003, Mrs. Christon was self-employed as a management
			consultant in the restaurant industry. From 2000 to 2002, Mrs.
			Christon was employed by Sutton Place Gourmet, Inc. as its
			President and Chief Operating Officer. From 1996 to 2000,
			Mrs. Christon was employed by Brinker International, On the
			Border Restaurants, as its President.

Michael R. Golding	74	2002	Dr. Golding has been a professor of surgery at the State
			University of New York Health Science Center in Brooklyn,
			New York since 1963, where he is currently an Emeritus
			Clinical Professor of Surgery. From 1977 to 1989, Dr.
			Golding served as Director of Surgery at Lutheran Medical
			Center in Brooklyn, New York. From 1984 to 1989, Dr.
			Golding was President of the Tri-Boro Association of

		Director
Director	Age	Since	Principal Occupation During the Past Five Years
			Directors of Surgery. Dr. Golding is a Fellow of the American
			College of Surgeons, a Fellow of the American College of
			Chest Physicians, and a Fellow of the American College of
			Angelology. Dr. Golding is a Member of the Board of
			Directors of the United Hospital Fund. Dr. Golding also serves
			on the boards of numerous professional entities and private
			companies.

Gary L. Herman	43	2004	Mr. Herman has been a member of Galloway Capital
			Management, LLC, an affiliate of a greater than 10%
			stockholder, since 2002. Mr. Herman has been the Chairman
			and Secretary of Digital Creative Development Corporation,
			an investment holding company, since 2001. He has been the
			Secretary and a member of the Board of Directors of
			DataMetrics Corporation, a military defense company, since
			2000, and Chairman since 2005. From 1997 to 2002, Mr.
			Herman was an Associate Managing Director of Burnham
			Securities, Inc.

Christopher D. Illick	68	1998	Mr. Illick was the President of iQ Venture Partners, Inc., an
			investment bank, from 2001 until March 2007 and was
			formerly a General Partner of Illick Brothers, a real estate and
			management concern, since 1965. From 1997 to 2001, Mr.
			Illick was a senior officer of the investment bank of Brean
			Murray & Co., Inc. Mr. Illick is currently a private investor.

Jay A. Wolf	34	2004	Since 2004, Mr. Wolf has served as a Managing Director of
			Trinad Capital, L.P., an activist hedge fund. From 1999 to
			2003, Mr. Wolf served as Vice President of Corporate
			Development for Wolf Group Integrated Communications
			Ltd., a marketing communications firm, where he was
			responsible for the company’s acquisition program. From
			1996 to 1999, Mr. Wolf was employed by Canadian Corporate
			Funding, Ltd., a Toronto-based merchant bank in the senior
			debt department and, subsequently by Trillium Growth
			Capital, the firm’s venture capital fund. Mr. Wolf currently
			sits on the Board of ProLink Holdings Corp., a public
			company providing electronic GPS services to the golf
			industry, and US Wireless Data, Inc., a public development
			stage company.

Board Meetings; Annual Meeting Attendance

During our 2006 fiscal year, our Board of Directors held 10 meetings, acted by unanimous written consent four times and acted by committee action 13 times. During fiscal 2006, each director nominee attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he or she served, held during the time period in which he or she served.

We have a general policy of expecting our directors to attend our annual meetings of stockholders. All of our directors were in attendance at last year’s annual meeting of stockholders.

Board Independence

Our six-member Board of Directors includes two directors who satisfy the criteria for independence under Rule 4200(a)(15) of NASDAQ Stock Market. Applying these independence standards, the Board of Directors has determined that Messrs. Illick and Golding are independent directors. The Board of Directors also determined that Mr. Hoffman, who resigned as a director and member of the Audit Committee effective as of January 1, 2007, was an independent director during the 2006 fiscal year.

Board Committees

The Board of Directors has standing Executive, Audit, Stock Option and Compensation, Nominating and Finance Committees.

Executive Committee. The Executive Committee possesses all the powers and authority of the Board in the management of the business and affairs of our company, except for certain powers which are specifically reserved by Delaware law to the entire Board or the stockholders. Messrs. Chapman and Herman are the current members of the Executive Committee. The Executive Committee did not meet in fiscal 2006.

Audit Committee. Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s responsibilities, which includes the review of our internal accounting controls and procedures, SEC filings, and financial news releases, as well as, procedures and consulting with and reviewing the services provided by the independent registered public accounting firm, are described in the Audit Committee Charter, as amended, attached hereto as Annex A and is located on our website at www.ShellsSeafood.com under the Investor Relations tab. The Audit Committee’s Report appears later in this proxy statement. In 2006, the Audit Committee consisted of Messrs. Hoffner, Golding and Illick. Mr. Hoffner resigned from the board of directors and the Audit Committee effective as of January 1, 2007. Mr. Illick and Dr. Golding are the current members of the Audit Committee and are independent directors as that term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market. Mr. Illick is an audit committee financial expert, as that term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met six times in fiscal 2006.

Stock Option and Compensation Committee. The Stock Option and Compensation Committee is charged with reviewing compensation policies and practices, recommending compensation for executives and key employees and administering our stock option plans. The Stock Option and Compensation Committee Report appears later in this proxy statement. Messrs. Chapman and Wolf are the current members of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee does not have a charter. The Stock Option and Compensation Committee met two times in fiscal 2006. The Stock Option and Compensation Committee approves all individual stock option grants except for those previously approved policies of granting set option amounts to restaurant management upon their promotion to certain positions, which options are approved by Leslie J. Christon. In fiscal 2006, Leslie J. Christon participated in deliberations of the Stock Option and Compensation Committee regarding executive compensation. However, Mrs. Christon did not participate in deliberations concerning her own compensation. Publicly available executive compensation information, within the restaurant industry peer group, as well as company-wide and individual performance is reviewed and considered by the Stock Option and Compensation Committee in determining executive compensation.

Nominating Committee. The Nominating Committee is charged with assisting the Board in (i) its selection of individuals as nominees for election to the Board, (ii) selecting directors to serve on the various committees of the Board, and (iii) in selecting individuals to fill any vacancies or newly created directorships on the Board or committees of the Board. The members of the Nominating Committee are Messrs. Herman and Illick and Dr. Golding. Mr. Illick and Dr. Golding are independent directors as that term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market. Mr. Herman may not be an independent director pursuant to that definition. During fiscal 2006, the Nominating Committee did not meet.

It is the policy of the Nominating Committee to consider candidates for Board membership suggested by Nominating Committee members and other Board members, management, our stockholders, third-party search firms and any other appropriate sources. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating Committee of the Board of Directors, 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida 33618. Recommendations must be received by January 31, 2008 to be considered for the 2008 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of common stock beneficially owned by the recommending stockholder, a statement that the recommended nominee has expressed his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the recommended nominee, and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating Committee will consider, among others, the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating Committee may focus on persons possessing a particular background, experience or qualifications which the Nominating Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates recommended from any other source. The Nominating Committee does not have a written charter.

Finance Committee. The Finance Committee was formed as a special committee on August 26, 2006 (i) to determine and assess third party financing options that may be available to our company, including for the purposes of meeting contingencies relative to our working capital requirements and providing additional capital for new restaurant growth, and (ii) to discuss and negotiate terms and conditions of such options with third party sources, placement agents, brokers and consultants as deemed necessary. Messrs. Chapman, Herman and Wolf are the current members of the Finance Committee. The Finance Committee met five times in fiscal 2006.

How can you contact our directors?

Securityholders may contact our directors through written correspondence or e-mail. Written correspondence should be mailed to our executive offices at 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida 33618 Attn: Secretary. E-Mail correspondence should be directed to TalktoShells@ShellsSeafood.com Attn: Secretary. Each stockholder communication will be forwarded to all directors, or the director to whom it is addressed, unless such communication is unduly hostile, threatening, illegal or inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that Gary L. Herman, a director, and Bruce Galloway, a greater than 10% beneficial owner, did not report the changes in their ownership of our common stock with the SEC on a timely basis. Each of Mr. Herman and Mr. Galloway subsequently filed a Form 5 with the SEC reflecting their ownership of our common stock.

What is the vote required to approve Proposal No. 1?

The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “for” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by a nominee will not be reduced by any of these actions.

What does the Board recommend?

THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE SIX NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF SHELLS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We manage and operate full service, mid-priced, casual dining seafood restaurants. One of our central goals is to ensure that our remuneration policy enables us to attract, retain and reward capable employees who can contribute, both short and longer-term, to our success. Equity participation and a strong alignment to stockholders’ interests are key elements of our compensation philosophy. Accordingly, our executive compensation program is designed to provide competitive compensation, support our business goals and reflect our performance. The compensation program reflects the following principles:

•	compensation should encourage increased stockholder value;
•	compensation programs should reflect and promote our values and reward individuals for outstanding contributions towards business goals; and
•	compensation programs should enable us to attract and retain highly qualified professionals.

In establishing the 2006 compensation for our executive officers, the Stock Option and Compensation Committee of our Board of Directors (the “Stock Option and Compensation Committee”), among other things:

•	Reviewed and publicly available executive compensation information for comparable executive officers within the restaurant industry peer group;
•	determined a mix of base salary and bonus opportunity, along with an equity position to align our executive officers’ compensation with our performance;
•	assessed our executive officers’ performance; and
•	assessed our financial and business results compared to other companies within the restaurant industry and our financial performance relative to our past performance and financial goals.

In fiscal 2006, Leslie J. Christon participated in deliberations of the Stock Option and Compensation Committee regarding executive compensation. However, Mrs. Christon did not participate in deliberations concerning her own compensation.

Compensation Elements

Our executive compensation program consists of three parts: base salary, bonus and long-term incentive awards. In awarding salary increases and bonuses, we considered whether the compensation package as a whole appropriately compensated each executive for our performance during fiscal 2006 for that executive’s contribution to this performance. In addition, we offer our executive officers severance arrangements and fringe benefits and perquisites, each of which is intended to serve our overall compensation philosophy.

Base Salaries. Base salary represents the fixed component of the executive compensation program. Our practice generally is to maintain base salaries at approximately competitive industry averages. Determinations of base salary levels are established after reviewing marketplace competitiveness with similar restaurant companies. Periodic increases in base salary relate to individual contributions to our overall performance and relative marketplace competitiveness.

Non-Equity Incentive Awards (Bonuses). Bonuses represent the variable component of the executive compensation program that is tied to our overall performance and to individual achievement. To the extent deemed appropriate, our policy is to grant bonuses as a portion of the compensation paid to our management personnel. In determining bonuses, we consider factors such as our performance during the year and the individual’s contribution to that performance. Our executive and management bonus program (“2006 Management Compensation Plan”) specifies criteria relating to our financial performance, as well as individual contributions to our company. The bonus potential for each individual is set at the beginning of the year and was 100% of base pay for Mrs. Christon and 35% of base pay for each of Messrs. Kathman, Nelson and Ward. The 2006 Management Compensation Plan specified measurement criteria based on actual annual cash flow performance versus budget and allowed for a bonus incentive based on individual performance (10% of bonus potential).

Long-Term Equity Incentive Awards. We believe that an important goal of the executive compensation program should be to provide executives and key employees, who have significant responsibility for our management, growth and future success, with an opportunity to increase their ownership in our company and the potential for financial gain from increases in our stock price. This approach ensures that the interests of the stockholders, executives and employees will be closely aligned. Therefore, our executive officers and our other key employees are granted long-term incentive awards which give them a right to purchase shares of common stock at a specified price in the future.

We previously granted stock options under our 1995 Employee Stock Option Plan (the “1995 Plan”) and our 1996 Employee Stock Option Plan (the “1996 Plan”). Each of the 1995 Plan and the 1996 Plan expired with respect to the issuance of new options, on its respective tenth anniversary as provided in the plan document. The last of the options which was granted and that remain outstanding under either the 1995 Plan or the 1996 Plan expire in May 2011. We currently have one equity incentive plan for employees, the 2002 Equity Incentive Plan (the “2002 Plan”). The 2002 Plan authorizes us to issue incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code, as amended (the “Code”), and stock options that do not conform to the requirements of that Code section (“Non-ISOs”). The exercise price of each ISO may not be less than 100% of the fair market value of the common stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of our outstanding stock (within the meaning of Section 422 of the Code), the exercise price cannot be less than 110% of such fair market value. The exercise price of each Non-ISO may not be less than the par value of the common stock. Options may not be exercised on or after the seventh anniversary (fifth anniversary in the case of an ISO granted to a 10% stockholder) of the date of grant for options issued during or after June 2005, and may after the tenth anniversary of the date of grant for options issued prior to June 2005. Options may not be transferred during the lifetime of an option holder.

The 2002 Plan is administered by the Stock Option and Compensation Committee. Subject to the provisions of the 2002 Plan, the Stock Option and Compensation Committee has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment by option holders upon exercise of an option may be made in cash or other such form of payment acceptable to the Stock Option and Compensation Committee, including shares of common stock.

The 2002 Plan also provides for grants of restricted stock units, the value of which is tied to shares of common stock, and other equity based awards related to common stock, including unrestricted shares of common stock, stock appreciation rights and dividend equivalents. Awards of restricted stock, restricted stock units and other types of equity based awards may be made in such amounts, and are subject to such terms and conditions as the Stock Option and Compensation Committee may determine.

The following are the forms of long-term incentive awards that the Stock Option and Compensation Committee may decide to grant to our employees under the 2002 Plan: Stock Options. The Stock Option and Compensation Committee believes that the option awards are consistent with the objectives of our executive compensation program, as grants of options provide an incentive for the creation of stockholder value, since the benefit of the award can only be realized with an appreciation in the price of our common stock. The grant of options is based primarily on an employee’s potential contribution to our growth and financial results. In determining the size of option grants, we also consider the number of options owned by such executive, the number and exercise price of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of our common stock and will only have value if our stock price increases. Generally, grants of options vest over time, and the individual must be employed by Shells for the options to vest.

Restricted Stock and Restricted Stock Units. The Stock Option and Compensation Committee may also grant restricted stock and restricted stock units to our executive officers. The Stock Option and Compensation Committee may establish conditions and restrictions on the vesting of such awards and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose. To date, the Stock Option and Compensation Committee has not awarded such restricted stock or restricted stock units to any of our named executive officers.

Other Equity-Based Awards. The Stock Option and Compensation Committee may grant other types of equity-based awards, including, without limitation, the grant or offer for sale of unrestricted shares of common stock and/or the grant of stock appreciation rights or dividend equivalents, in such amounts and subject to the terms and conditions as the Stock Option and Compensation Committee determines. These other equity-based awards may be granted to comply with or take advantage of applicable local laws or jurisdictions other than the United States. The Stock Option and Compensation Committee has not awarded such other equity-based awards to any of our named executive officers.

Severance Arrangements. In connection with the employment agreements we entered into with each named executive officer, the Stock Option and Compensation Committee determined that the adoption of a severance structure which is competitive with those offered by similarly situated public companies in the restaurant industry would advance the objectives which the Stock Option and Compensation Committee has established for our executive compensation program. In addition, the Stock Option and Compensation Committee believes that formalizing our severance practices benefits us by providing us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is severed.

The selection of the measures used to determine the amounts payable upon the happening of certain events as well as the selection of the types of events which trigger severance payments, represent the determination by the Stock Option and Compensation Committee and our Board of Directors regarding the best position for us to be in should any such event occur in light of the objectives which have been established for our executive compensation program. In general. the severance payment structure also benefits us by virtue of the confidential information, non-competition, non-solicitation provisions, which inure to our benefit in the event that an eligible executive severs employment with us. In the event of change-in-control, severance payments are applicable if an executive is terminated without cause or if executive terminates employment due to a significant diminuation in responsibilities or a relocation in excess of 50 miles from Tampa, Florida. Mrs. Christon and Mr. Nelson also receive severance payments in the event of termination without cause.

Fringe Benefits and Perquisites. Our named executive officers are eligible to participate in COBRA health insurance and in any other benefits generally available to our executives. In 2006, Leslie J. Christon was entitled to an automobile allowance of $1,000 per month, plus maintenance, reimbursement for the cost of gasoline used for daily commutation to work and for business travel and automobile insurance. In his role as Vice President of Operations, Mr. Kathman utilizes a company owned vehicle for his travel to and supervision of our restaurants. Pursuant to an amendment to her employment agreement, effective as of July 1, 2007, Mrs. Christon’s automobile allowance was increased to $1,200 per month. Mrs. Christon and Messrs. Kathman and Nelson each held company paid life insurance policies in 2006.

Adjustment or Recovery of Payments or Awards

We do not have a policy regarding the adjustment or recovery of payments or awards (other than as required by law) if relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Impact of Tax Treatments on Compensation

Section 162(m) of the Code limits the annual tax deduction for public companies to $1 million for compensation paid to a company’s chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if the Code requirements are met. While such stock options vest over a specified period of time contingent upon the option holder’s continued employment, such stock options only have value if our performance results in a stock price higher than the price on the date of grant.

While we intend to seek to take advantage of favorable tax treatment for executive compensation where appropriate, our primary drivers for determining the amount and form of executive compensation are the retention and motivation of superior executive talent.

Future Periods

The foregoing discussion describes the compensation objectives and policies which we utilized with respect to our named executive officers during 2006. In the future, as the Stock Option and Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Stock Option and Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT

The Stock Option and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussions with management, the Stock Option and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Stock Option and Compensation Committee,
Philip R. Chapman, Chairman
Jay A. Wolf

Summary Compensation Table

The following table summarizes compensation earned by the Chief Executive Officer, Chief Financial Officer and the two other executive officers (each, a “named executive officer”) for the fiscal year ended December 31, 2006:

				NON-EQUITY
				INCENTIVE
			OPTION	PLAN	ALL
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY (1)	AWARDS(2)	COMPENSATION(1)(3)	OTHER COMPENSATION	TOTAL
Leslie J. Christon	2006	$300,000	—	$21,155	$12,530	$333,685
Chief Executive Officer and
President
(Principal Executive Officer) (4)

Warren R. Nelson	2006	166,904	$11,596	9,484	868	188,852
Executive Vice President of
Finance,
Chief Financial Officer, Secretary
and Treasurer
(Principal Financial Officer) (5)

Guy C. Kathman	2006	144,634	3,517	8,348	516	157,015
Vice President of Operations (6)

Christopher R. Ward, Sr.	2006	127,927	3,227	7,539	-	138,693
Vice President of Purchasing

(1)	All of the salaries and non-equity incentive plan compensation for the named executive officers in fiscal 2006 were paid in cash.
(2)
Option awards consist of compensation cost recognized in our financial statements with respect to awards granted in previous fiscal years and the subject fiscal year. Option awards are expensed on a straight-line basis over the vesting period of the award. The option awards are valued at fair value using the Black- Scholes option pricing model. Effective January 1, 2006, we adopted the fair value based method of accounting for stock-based employee compensation as required by SFAS No. 123R, “Share-Based Payment.” The fair value based method requires us to expense all stock-based employee compensation. See Note 1 and Note 14 to our audited financial statements for the 2006 fiscal year, contained in Part I Item 8 “Financial Statements”, of our Annual Report on Form 10-K for the year ended December 31, 2006, for the methodology used and assumptions made in the valuation of our options.

(3)
All non-equity incentive plan compensation earned by our named executive officers for the 2006 fiscal year under the 2006 Management Compensation Plan was paid during such period as disclosed in the column above. See Compensation Discussion and Analysis for a discussion of the 2006 Management Compensation Plan in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)
Other compensation for Mrs. Christon includes an automobile allowance of $1,000 per month and life insurance premiums paid by Shells of $530. Effective as of July 1, 2007, Mrs. Christon’s salary was reduced to $275,000 per annum and her automobile allowance was increased to $1,200 per month.

(5)	Other compensation for Mr. Nelson consists of life insurance premiums paid by Shells of $868, in the aggregate, for policy years covering 2005 and 2006.
(6)	Other compensation for Mr. Kathman consists of life insurance premiums paid by Shells of $516.

Narrative Discussion of Summary Compensation Table Information

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our named executive officers.

Leslie J. Christon

Cash Compensation (Base Salaries and Bonuses). Mrs. Christon was awarded total cash compensation for her services to us in 2006 in the amount of $321,155. Of this sum, $300,000 represents Mrs. Christon’s annual base salary for 2006 and $21,155 represents an amount earned or paid to Mrs. Christon as a cash bonus under the 2006 Management Compensation Plan and her employment agreement. The base salary and cash bonus paid to Mrs. Christon for 2006 constituted approximately 90% and 6%, respectively, of the total compensation paid to Mrs. Christon as set forth in the “Total” column in the Summary Compensation Table.

The Stock Option and Compensation Committee determined it appropriate to increase the annual base salary and decrease the cash bonus to Mrs. Christon for her services to us in 2006. In determining Mrs. Christon’s base salary and cash bonus for 2006, the Stock Option and Compensation Committee considered the competitive trends, our overall performance and resources, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to Mrs. Christon including the performance of Mrs. Christon and her level of experience, ability and knowledge. Based on our performance and Mrs. Christon’s contribution to such performance for 2006, Mrs. Christon’s annual base salary and cash bonus was adjusted from $287,115 and $89,375, respectively, in 2005 to $300,000 and $21,155, respectively, in 2006. Quantitative and qualitative factors, such as our financial performance, were considered in determining Mrs. Christon’s base salary. Her industry experience, past performance, and the total cash compensation necessary to retain top executive talent were also important factors in determining base salary. Effective as of July 1, 2007, Mrs. Christon’s amended and restated employment agreement was further amended and restated and her salary was reduced to $275,000 per annum.

Long-Term Equity Incentive Awards. In fiscal 2003, pursuant to her employment agreement, Mrs. Christon was granted an option to purchase 297,374 shares of common stock. The option vested annually over two years. Integral to the financing completed on May 24, 2005, the Board of Directors approved two option grants, one prior to the financing and the second following the financing. On March 21, 2005, Mrs. Christon was granted an option to purchase 450,000 shares which vested as to one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on March 21, 2008. On June 13, 2005, Mrs. Christon was granted an option, subject to stockholder approval of an increase of the authorized shares under the 2002 Plan, to purchase 450,000 shares which vested as to one-third of the shares on each of December 31, 2005 and June 13, 2007 and vests as to one-third of the shares on June 13, 2008. Effective July 1, 2005, we entered into an Amended and Restated Employment Agreement with Mrs. Christon. In connection therewith, we granted Mrs. Christon options to purchase an additional 1,061,535 shares of our common stock which vested as to 353,845 shares on each of December 31, 2005 and July 1, 2007 and will vest as to 353,845 shares on July 1, 2008, subject to her continued employment with Shells. These stock options consist of (a) options to purchase 903,528 shares pursuant to a Stock Option Agreement, dated November 14, 2005, by and between Mrs. Christon and us, (b) options to purchase 100,000 shares pursuant to our 2002 Plan and (c) options to purchase 58,007 shares pursuant to our 1996 Plan. Based on the vesting schedule of the options, we expect to recognize compensation expense of approximately $207,000 in each of 2007 and 2008 as a result of the adoption of FASB Statement No. 123-R, “Share-Based Payment.” Further, in the event our common stock is not publicly traded, we shall have the right to repurchase any shares purchased by Mrs. Christon upon the exercise of her option to purchase 1,061,535 shares granted on November 14, 2005 at the fair market value of such shares by giving written notice to Mrs. Christon within one year after her employment is terminated. No long-term incentive awards were granted to Mrs. Christon in 2006.

Fringe Benefits and Perquisites. In 2006, Mrs. Christon was entitled to an automobile allowance of $1,000 per month, plus maintenance, reimbursement for the cost of gasoline used for daily commutation to work and for business travel and automobile insurance. Effective as of July 1, 2007, Mrs. Christon’s automobile allowance was increased to $1,200 per month in addition to maintenance, reimbursement for the cost of gasoline used for daily commutation to work and for business travel and automobile insurance. We pay the premiums on a $500,000 term life insurance policy on Mrs. Christon which policy is owned by us and payable to a beneficiary designated by Mrs. Christon. Mrs. Christon is also eligible to participate in COBRA health insurance, or in any other benefits generally available to our executive officers.

Employment Agreement. We entered into an amended and restated employment agreement with Mrs. Christon effective as of July 1, 2007 (the “Christon Agreement”). The Christon Agreement extended the term of her employment with us through June 30, 2008, and provides for automatic successive one year extensions thereof, unless either party delivers prior written notice of non-extension. Pursuant to the amended and restated employment agreement, Mrs. Christon is entitled to receive an annual base salary of $275,000, a target bonus potential up to 100% of her base salary, and an automobile allowance of $1,200 per month. For a detailed description of the severance provisions contained in Mrs. Christon’s employment agreement, please refer to the narrative discussion Severance Arrangements.

Warren R. Nelson

Cash Compensation (Base Salaries and Bonuses). Mr. Nelson was awarded total cash compensation for his services to us in 2006 in the amount of $176,388. Of this sum, $166,904 represents Mr. Nelson’s annual base salary for 2006 and $9,484 represents an amount earned or paid to Mr. Nelson as a cash bonus under the 2006 Management Compensation Plan. The base salary and cash bonus paid to Mr. Nelson for 2006 constituted approximately 88% and 5%, respectively, of the total compensation paid to Mr. Nelson as set forth in the “Total” column in the Summary Compensation Table.

The Stock Option and Compensation Committee determined it appropriate to increase the annual base salary and decrease the cash bonus to Mr. Nelson for his services to us in 2006. In determining Mr. Nelson’s base salary and cash bonus for 2006, the Stock Option and Compensation Committee considered the competitive trends, our overall performance and resources, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to Mr. Nelson including the performance of Mr. Nelson and his level of experience, ability and knowledge. Based on our performance and Mr. Nelson’s contribution to such performance for 2006, Mr. Nelson’s annual base salary and cash bonus was adjusted from $161,885 and $36,540, respectively, in 2005 to $166,904 and $9,484, respectively in 2006. Quantitative and qualitative factors, such as our financial performance, were considered in determining Mr. Nelson’s base salary. His industry experience, past performance, and the total cash compensation necessary to retain top executive talent were also important factors in determining base salary.

Long-Term Equity Incentive Awards. Integral to the financing completed on May 24, 2005, the Board of Directors approved two option grants to Mr. Nelson, one prior to the financing and the second following the financing. On March 21, 2005, Mr. Nelson was granted an option to purchase 125,000 shares which vested as to one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on March 21, 2008. On June 13, 2005, Mr. Nelson was granted an option, subject to stockholder approval of an increase of the authorized shares under the 2002 Plan, to purchase 125,000 shares which vested as to one-third of the shares on each of December 31, 2005 and June 13, 2007 and vests as to one-third on June 13, 2008. No long-term incentive awards were granted to Mr. Nelson in 2006. On January 5, 2007, Mr. Nelson was granted an option to purchase 158,992 shares which vest as to one-third of the shares on each of the first three anniversaries of the grant date. Of the total option grant, an option to purchase 100,000 shares of common stock was deemed a newly issued long-term incentive, and an option to purchase 58,992 shares was to replace options previously expired unexercised or significantly under water.

Fringe Benefits and Perquisites. Mr. Nelson is eligible to participate in certain retirement, COBRA health insurance, 401(k) or any other plan or arrangement, or in any other benefits generally available to our executive officers. We reimburse Mr. Nelson for the premiums on a $240,000 term life insurance policy which is payable to a beneficiary designated by Mr. Nelson.

Severance Agreement. Effective March 13, 2006, we entered into an agreement with Mr. Nelson to provide him with severance and other consideration in the event of a Change in Control of Shells (as defined in the agreement). The severance agreement remains effective through June 30, 2008, and provides for automatic successive one-year extensions thereof, unless either party delivers prior written notice of non-extension. Mr. Nelson also is party to a letter agreement with the Board of Directors clarifying his severance arrangement if he is terminated without cause. For a detailed description of Mr. Nelson’s severance agreements, please refer to the narrative discussion Severance Arrangements.

Guy C. Kathman

Cash Compensation (Base Salaries and Bonuses). Mr. Kathman was awarded total cash compensation for his services to us in 2006 in the amount of $152,982. Of this sum, $144,634 represents Mr. Kathman’s annual base salary for 2006 and $8,348 represents an amount earned or paid to Mr. Kathman as a cash bonus, under the 2006 Management Compensation Plan. The base salary and cash bonus paid to Mr. Kathman for 2006 constituted approximately 92% and 5%, respectively, of the total compensation paid to Mr. Kathman as set forth in the “Total” column in the Summary Compensation Table.

The Stock Option and Compensation Committee determined it appropriate to increase the annual base salary and decrease the cash bonus to Mr. Kathman for his services to us in 2006. In determining Mr. Kathman’s base salary and cash bonus for 2006, the Stock Option and Compensation Committee considered the competitive trends, our overall performance and resources, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to Mr. Kathman including the performance of Mr. Kathman and his level of experience, ability and knowledge. Based on our performance and Mr. Kathman’s contributions to such performance for 2006, Mr. Kathman’s annual base salary and cash bonus was adjusted from $139,616 and $30,800, respectively, in 2005 to $144,634 and $8,348, respectively in 2006.

Quantitative and qualitative factors, such as our financial performance, were considered in determining Mr. Kathman’s base salary. His industry experience, past performance, and the total cash compensation necessary to retain top executive talent were also important factors in determining base salary.

Long-Term Equity Incentive Awards. Integral to the financing completed on May 24, 2005, the Board of Directors approved two option grants to Mr. Kathman, one prior to the financing and the second following the financing. On March 21, 2005, Mr. Kathman was granted an option to purchase 125,000 shares which vested as to one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on March 21, 2008. On June 13, 2005, Mr. Kathman was granted an option, subject stockholder approval of an increase of the authorized shares under the 2002 Plan, to purchase 125,000 shares which vested as to one-third of the shares on each of December 31, 2005 and June 13, 2007 and vests as to one-third of the shares on June 13, 2008. No long-term incentive awards were granted to Mr. Kathman in 2006. On January 5, 2007, Mr. Kathman was granted an option to purchase 75,000 shares which vests as to one-third of the shares on each of the first three anniversaries of the grant date.

Fringe Benefits and Perquisites. Mr. Kathman is eligible to participate in COBRA health insurance, or in any other benefits generally available to our executive officers. We pay premiums on a $100,000 term life insurance policy on Mr. Kathman which policy is owned by us and payable to a beneficiary designated by Mr. Kathman.

Severance Agreement. Effective March 13, 2006, we entered into an agreement with Mr. Kathman to provide him with severance and other consideration in the event of a Change in Control of Shells (as defined in the agreement). The severance agreement remains effective through June 30, 2008, and provides for automatic successive one-year extensions thereof, unless either party delivers prior written notice of non-extension. For a detailed description of Mr. Kathman’s severance agreement, please refer to the narrative discussion Severance Arrangements.

Christopher R. Ward, Sr.

Cash Compensation (Base Salaries and Bonuses). Mr. Ward was awarded total cash compensation for his services to us in 2006 in the amount of $135,466. Of this sum, $127,927 represents Mr. Ward’s annual base salary for 2006 and $7,539 represents an amount paid to Mr. Ward as a cash bonus, under the 2006 Management Compensation Plan. The base salary and cash bonus paid to Mr. Ward for 2006 constituted approximately 92% and 5%, respectively, of the total compensation paid to Mr. Ward as set forth in the “Total” column in the Summary Compensation Table.

The Stock Option and Compensation Committee determined it appropriate to increase the annual base salary and decrease the cash bonus to Mr. Ward for his services to us in 2006. In determining Mr. Ward’s base salary and cash bonus for 2006, the Stock Option and Compensation Committee considered the competitive trends, our overall performance and resources, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to Mr. Ward including the performance of Mr. Ward and his level of experience, ability and knowledge. Based on our performance and Mr. Ward’s contribution to such performance for 2006, Mr. Ward’s annual base salary and cash bonus was adjusted from $124,110 and $23,813, respectively, in 2005 to $127,927 and $7,539, respectively in 2006. Quantitative and qualitative factors, such as our financial performance, were considered in determining Mr. Ward’s base salary. His industry experience, past performance, and the total cash compensation necessary to retain top executive talent were also important factors in determining base salary.

Long-Term Equity Incentive Awards. As a hiring incentive, on September 7, 2004, Mr. Ward was granted options to purchase 40,000 shares which vested as to one-third of the shares on each of September 7, 2005, December 31, 2005 and September 7, 2007. Integral to the financing completed on May 24, 2005, the Board of Directors approved two option grants to Mr. Ward, one prior to the financing and the second following the financing. On March 21, 2005, Mr. Ward was granted an option to purchase 45,000 shares which vested as to one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on March 21, 2008. On June 13, 2005, Mr. Ward was granted an option, subject stockholder approval of an increase of the authorized shares under the 2002 Plan, to purchase 45,000 shares which vested as to one-third of the shares on each of December 31, 2005 and June 13, 2007 and vests as to one-third of the shares on June 13, 2008. No long-term incentive awards were granted to Mr. Ward in 2006. On January 5, 2007, Mr. Ward was granted an option to purchase 75,000 shares which vests as to one-third of the shares on each of the first three anniversaries of the grant date.

Fringe Benefits and Perquisites. Mr. Ward is eligible to participate in COBRA health insurance, or in any other benefits generally available to our executive officers.

Severance Agreement. Effective March 13, 2006, we entered into an agreement with Mr. Ward to provide him with severance and other consideration in the event of a Change in Control of Shells (as defined in the agreement). The severance agreement remains effective through June 30, 2008, and provides for automatic successive one-year extensions thereof, unless either party delivers prior written notice of non-extension. For a detailed description of Mr. Ward’s severance agreement, please refer to the narrative discussion Severance Arrangements.

Grant of Plan Based Awards

We did not grant any awards to our named executive officers under our 1996 Plan or 2002 Plan during the 2006 fiscal year. Our 1995 Plan and 1996 Plan have expired and no further options may be granted under such plans.

The only incentive awards that were granted to the named executive officers for the 2006 fiscal year were the non-equity incentive awards granted under the 2006 Management Plan Compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding stock options for each named executive officer as of December 31, 2006:

	NUMBER OF SECURITIES
	UNDERLYING UNEXERCISED
	OPTIONS			OPTION
	(NUMBER OF SHARES)(#)			EXERCISE	OPTION
		UNEXERCISABLE		PRICE	EXPIRATION
NAME	EXERCISABLE	(1)		PER SHARE	DATE
Leslie J. Christon	297,374	-		$0.62	7/6/2013
	150,000	300,000	(2)	1.10	3/21/2015
	150,000	300,000	(3)	0.76	6/12/2013
	353,844	707,691	(4)	0.85	7/1/2012

Warren R. Nelson	5,000	-		5.13	1/10/2009
	10,000	-		2.00	2/6/2010
	20,000	-		0.45	4/18/2011
	152,771	5,213	(5)	0.42	2/28/2012
	41,666	83,334	(6)	1.10	3/21/2015
	41,666	83,334	(7)	0.76	6/13/2012

Guy C. Kathman	50,000	-		0.64	9/23/2013
	41,666	83,334	(6)	1.10	3/21/2015
	41,666	83,334	(7)	0.76	6/13/2012

Christopher R. Ward, Sr.	26,667	13,333	(8)	0.71	9/7/2014
	15,000	30,000	(9)	1.10	3/21/2015
	15,000	30,000	(10)	0.76	6/13/2012

(1)	See Termination of Employment and Change in Control Arrangements, following this table, for additional information regarding vesting.
(2)	These options vested and became exercisable as to 150,000 shares on March 21, 2007 and will vest and become exercisable as to an additional 150,000 shares on March 21, 2008.
(3)	These options vested and became exercisable as to 150,000 shares on June 13, 2007 and will vest and become exercisable as to an additional 150,000 shares on June 13, 2008.
(4)	These options vested and became exercisable as to 353,845 shares on July 1, 2007 and will vest and become exercisable as to an additional 353,846 shares on July 1, 2008.
(5)	These became fully vested and exercisable on February 28, 2007.
(6)	These options vested and became exercisable as to 41,667 shares on March 21, 2007 and will vest and become exercisable as to an additional 41,666 shares on March 21, 2008.
(7)	These options vested and became exercisable as to 41,667 shares on June 13, 2007 and will vest and become exercisable as to an additional 41,666 shares on June 13, 2008.
(8)	These options vested and became exercisable on September 7, 2007.
(9)	These options vested and became exercisable as to 15,000 shares on March 21, 2007 and will vest and become exercisable as to an additional 15,000 shares on March 21, 2008.
(10)	These options vested and became exercisable as to 15,000 shares on June 13, 2007 and will vest and become exercisable as to an additional 15,000 shares on June 13, 2008.

Option Exercises and Stock Vested

None of our named executive officers exercised any options to purchase our stock during the 2006 fiscal year. None of our named executive officers hold any shares or restricted stock, restricted stock units or similar instruments.

Termination of Employment and Change in Control Arrangements

Severance Arrangements

The Stock Option and Compensation Committee and our Board of Directors determined that it was in our best interests to provide severance arrangements to our named executive officers, based on such individual’s position with us. Accordingly, the Christon Agreement provides the terms and conditions for certain payments and benefits upon an involuntary termination of the Mrs. Christon’s employment or the occurrence of certain other circumstances that may affect Mrs. Christon, including the termination of her employment following a change in control of Shells. We also entered into severance agreements (the “Executive Severance Agreements”) with each of Warren Nelson, Guy Kathman and Christopher Ward, Sr. to provide the terms and conditions for certain payments and benefits upon a termination of such executive officer’s employment without cause (as defined therein) or upon such executive officer’s resignation following a diminution of his responsibilities or a relocation outside of the Tampa, Florida market following a change in control of Shells. Mr. Nelson also has a letter agreement with the Board of Directors, dated January 19, 2000, specifying severance payments for termination without cause.

Termination Without Cause. In the event Mrs. Christon’s employment is terminated for any reason other than by us for cause or her permanent disability or due to her death, then, provided that Mrs. Christon executes general release of all claims against us and abides by all restrictive covenants contained in the Christon Agreement, including, the provisions relating to non-competition, non-solicitation and confidentiality, Mrs. Christon will receive as severance payment her then effective base salary for a period commencing on the date of termination and ending on the earlier of the six-month anniversary of such date or the date upon which Mrs. Christon commences to employment with another entity. Mrs. Christon will continue to receive health coverage for herself and her dependents for a six-month period following the date of termination or, if earlier, until she commences employment with another entity. Such severance payments are not provided to Messrs. Nelson, Kathman or Ward under the Executive Severance Agreements. Pursuant to his letter agreement, if Mr. Nelson is terminated without cause, he is entitled to receive severance payments equal to twelve months of his then annual salary payable over the ensuing twelve-month period.

Termination for Cause; Permanent Disability; Death. In the event we terminate Mrs. Christon’s employment for cause, or due to her permanent disability or death she will not be entitled to receive the severance payment described above. Termination for “cause” means termination because of: (a) executive’s refusal to perform, or continual neglect of, the duties under the employment agreement which is materially injurious to our company and the neglect is not remedied within 30 days after written notice from us; (b) executive’s conviction of any crime or offense involving money or property of Shells or which constitutes a felony; (c) executive’s performance or failure to act, for which if executive was prosecuted and convicted, would constitute a crime involving money or property of Shells or which constitutes a felony; (d) any attempt by executive to secure improperly any personal profit in connection with the business of Shells and which, to the extent capable of being cured, is not remedied within 30 days after written notice from us; and (e) executive’s breach of covenants relating to non-competition, non-solicitation and confidentiality. (The above for “cause” definition also apply for Messrs. Nelson, Kathman and Ward.) An executive shall be deemed to be “permanently disabled” if, because of ill health, physical or mental disability or for other causes beyond the executive’s control, the executive is unable to perform the essential functions of her/his job for 90 consecutive days or for a total of 120 days in any twelve-month period.

Termination following a Change in Control. In the event that, within six months of a change in control of Shells, a named executive officer is terminated without cause or a named executive officer terminates her/his employment with us due to (a) a significant diminution in her/his job responsibilities or title or (b) the named executive officer being required to relocate outside of the Tampa, Florida market, then provided that the named executive officer executes a general release of all claims against us and abides by the covenants relating to non-competition, non-solicitation and confidentiality, then all the executive’s unvested stock options will vest immediately and the executive shall be entitled to receive a severance payment equal to six month’s then effective base salary (in the case of Mrs. Christon), or one-year’s then effective base salary (in the case of Mr. Nelson), or nine months’ then effective base salary (in case of Messrs. Kathman and Ward). In addition, the named executive officer shall continue to receive health coverage for herself or himself and his or her dependents for the six-month period (in case of Mrs. Christon), or one-year period (in case of Mr. Nelson), or nine-month period (in case of Messrs. Kathman and Ward) following the date of termination or, if earlier, until the executive commences employment with another entity. A “change in control” is deemed to have occurred if (a) there is consummated (i) any consolidation or merger of Shells in which Shells is not the continuing or surviving corporation or pursuant to which our shares of common stock would be converted into cash, securities or other property, other than a merger of Shells in which the holders of our common stock immediately prior to the merger own more than 50% of the common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer of all, or substantially all, of our assets, (b) our stockholders approve any plan or proposal for our liquidation or dissolution, (c) any person who does not own 5% or more of our outstanding common stock becomes the beneficial owner of 35% or more of our outstanding common stock other than pursuant to a plan or arrangement entered into by such person and our company or (d) during any period of two consecutive years, individuals who constitute the entire board of directors cease to constitute a majority, unless the election of a majority of the new directors was approved by a vote of at least two-thirds of the directors then still in the office.

The Stock Option and Compensation Committee and the Board have determined that such terms of severance payments are customary within the restaurant industry and, as such, are necessary for attracting and retaining capable and qualified senior management.

Effect on the Stock Options

Termination Without Cause. If the optionee’s employment terminates for any reason other than cause, permanent disability or death, then (a) that portion of the option that is exercisable on the date of termination remains exercisable by the optionee during the 90 day period following the date of termination and (b) that portion of the option that is not exercisable on the date of termination will immediately terminate.

Termination for Cause, Death or Disability. If the optionee’s employment with Shells is terminated due to his or her death or permanent disability (as defined above), then (a) the portion of that option that is exercisable on the date of termination remains exercisable by the optionee (or his estate) during the one-year period following the date of termination, provided that, in the event of a termination due to disability, if the optionee dies during such one-year period, then the optionee’s beneficiary may exercise the option, to the extent exercisable by the optionee prior to his or her death, for a period of one year following the date of death and (b) the portion of that option that is not exercisable on the date of termination will immediately terminate. If the optionee’s employment is terminated for cause (as defined above), then the option will immediately terminate and cease to be exercisable.

Change in Control. If there occurs a change in control of Shells (substantially as defined above), the optionee’s right to exercise the options accelerates as follows: (a) if the optionee is not offered a comparable position with Shells, the option immediately becomes vested and exercisable in full or (b) if the optionee is offered a comparable position with Shells, the option immediately becomes vested and exercisable with respect to one-half of the shares of common stock for which this option is not vested and exercisable and if the optionee accepts such comparable position with Shells through the first anniversary of the change in control, the option, to the extent not already vested and exercisable, will become vested and exercisable in full on such first anniversary (or earlier) date. As described above, in the event that, within six months of a change in control of Shells, the executive is terminated without cause or terminates her/his employment with us due to (a) a significant diminution in her/his job responsibilities or title or (b) the executive being required to relocate outside of the Tampa, Florida market, then provided that the executive executes a general release of all claims against us and abides by the covenants relating to non-competition, non-solicitation and confidentiality, all the executive’s unvested stock options will vest immediately. Under the 1995 Plan and the 1996 Plan, the Board of Directors has discretion relative to accelerating the vesting of options if a change of control occurs.

The following tables provide quantitative disclosures of the estimated payments and benefits that would be provided to each of Mrs. Christon, and Messrs. Nelson, Kathman and Ward, applying the assumptions that each of the triggering events described in their employment agreements (including Mrs. Christon’s amended and restated employment agreement effective July 1, 2007), took place on December 31, 2006 and the last day of employment for the named executive officers was December 31, 2006.

			STOCK				STOCK			STOCK
			OPTIONS				OPTIONS			OPTIONS
	SEVERANCE		(# OF	MEDICAL		SEVERANCE	(# OF	MEDICAL	SEVERANCE	(# OF		MEDICAL
	PAYMENT		SHARES)	BENEFITS		PAYMENT	SHARES)	BENEFITS	PAYMENT	SHARES)		BENEFITS
Leslie J. Christon	$150,000	(1)	951,218	$5,965	(2)	N/A	951,218	N/A	$150,000	1,307,691	(3)	$5,965	(2)

Warren R. Nelson	167,000		271,103	N/A		N/A	271,103	N/A	167,000	171,881	(3)	11,930	(4)

Guy C. Kathman	N/A		133,332	N/A		N/A	133,332	N/A	108,150	166,668	(3)	8,947	(4)

Christopher R. Ward, Sr.	N/A		56,667	N/A		N/A	56,667	N/A	96,000	73,333	(3)	8,947	(4)

(1)	Mrs. Christon’s severance payment is subject to deduction in the event she becomes employed elsewhere within such six month period.
(2)
Mrs. Christon will receive payment of COBRA continuation health coverage premiums for the six-month period from the date of termination; provided that she is not employed by another entity for such period.

(3)
Amount represents unvested options as of December 31, 2006 including out-of-the-money stock options. If the executive officer is not offered a comparable position with Shells, or if , provided executive is not terminated without cause within six months of the change in control or executive terminates his employment with Shells as a result of being required to relocate outside the Tampa, Florida Market, then in all such cases, the option immediately becomes vested and exercisable in full. If the executive officer is offered a comparable position with Shells, the option immediately becomes vested and exercisable with respect to one-half of the shares of common stock for which the option is not vested and exercisable and if the executive officer accepts such comparable position through the first anniversary of the change in control, the option, to the extent not already vested and exercisable, will become vested and exercisable on such first anniversary

(4)
Mr. Nelson will continue to receive health coverage for a one-year period following termination and Messrs. Kathman and Ward will receive such premiums for a nine-month period following termination; provided that that such executive does not become employed by another entity during such period.

Non-Competition; Non-Solicitation; Confidentiality

The Christon Agreement and the Executive Severance Agreements contain covenants regarding non-competition and non-solicitation, which each named executive officer is required to abide by to receive severance payments. The termination of the Christon Agreement or any of the Executive Severance Agreements will not affect the enforceability of these covenants. Each named executive officer has agreed that during her employment with Shells (in case of Mrs. Christon, which is deemed to include any period in which she is paid severance) or his employment with Shells and for 24 months immediately following the employment term (in case of Messrs. Kathman, Ward, and Nelson, if termination occurs due to change of control), she or he will not (a) compete with Shells or any of its affiliates in the seafood segment of the restaurant business or become associated with a business enterprise which competes with Shells or its affiliates, provided that if Shells terminates Mrs. Christon’s or Mr. Nelson’s employment without cause, she or he will not be subject to such covenant; (b) divert business from Shells or its affiliates or solicit, accept or procure business from, divert the business of, or attempt to convert to other methods of using the same or similar services or products as provided by Shells, any customer of Shells; (c) interfere with Shells’ or its affiliates’ customer and vendor/supplier relationship or (d) solicit for employment, employ or otherwise engage the services of, any employee or agent of Shells or its affiliates. The non-competition provision for the Executive Severance Agreements only applies to the State of Florida and any geographical area in which Shells then has a market presence. The named executive officers agrees that she or he will not, directly or indirectly, use or intentionally disclose or permit to be known to anyone outside of Shells any confidential matters of Shells, except with our prior written consent or as required by court order or law, or when reasonably necessary during the executive’s employment by Shells for the executive to perform her or his job duties. Each named executive officer is required to abide by such confidentiality provisions to receive severance payments.

Director Compensation
For the 2006 fiscal year, we paid our non-employee directors fees as follows:
DIRECTOR'S
DESCRIPTION	FEE
Annual retainer paid in quarterly installments	$10,000
Additional annual fee paid to Audit Committee Chair (paid in quarterly installments)	$10,000

Annual stock option grant (# of shares)	20,000
Additional annual stock option grant awarded to Audit Committee Chair (# of shares)	30,000

During 2005, we adopted a policy of compensating our non-employee directors $2,500 per quarter, with the exception of the Chair of the Audit Committee who is compensated $5,000 per quarter. We continue to reimburse directors for reasonable expenses incurred in connection with attendance at Board and Board committee meetings.

In February 2005, after three years of not providing any form of compensation to our non-employee directors, we granted an option to each non-employee director to purchase 20,000 shares of our common stock pursuant to our 2002 Plan and we adopted a policy pursuant to which each non-employee director would receive an option to purchase 20,000 shares of our common stock each year upon their election or re-election to our Board. In June 2005, we granted an additional option to purchase 20,000 shares of our common stock to each of our non-employee directors following the completion of our May 2005 financing transaction. Further, in June 2005, we approved an additional option grant to the Chair of the Audit Committee, granted upon his or her election or reelection, for an option to purchase 30,000 shares of our common stock. Options granted to non-employee directors vest monthly over the twelve-month period from the date of grant.

The following table summarizes fees earned or paid in cash and stock options to non-employee directors for the year ended December 31, 2006:

	FEES	OPTION
	EARNED OR	AWARDS
NAME	PAID IN CASH(1)	(in $’s)(2)(3)	TOTAL
Philip R. Chapman	$10,000	$3,855	$13,855
Michael R. Golding	10,000	3,855	13,855
Gary L. Herman	10,000	3,855	13,855
John F. Hoffner (4)	20,000	16,150	36,150
Christopher D. Illick	10,000	3,855	13,855
Jay A. Wolf	10,000	3,855	13,855

(1)	Represents the annual retainer of $10,000, paid quarterly, along with the fee for the chairman of the Audit Committee.
(2)
Option awards consist of compensation cost recognized in our financial statements with respect to awards granted in previous fiscal years and the subject fiscal year. Option awards are expensed on a straight-line basis over the vesting period of the award. The option awards are valued at fair value using the Black- Scholes option pricing model. Effective January 1, 2006, we adopted the fair value based method of accounting for stock-based employee compensation as required by SFAS No. 123R, “Share-Based Payment.” The fair value based method requires us to expense all stock-based employee compensation. See Note 1 and Note 14 to our audited financial statements for the 2006 fiscal year, contained in Part I Item 8 “Financial Statements”, to our Annual Report on Form 10-K for the year ended December 31, 2006, for the methodology used and assumptions made in the valuation of our options.

(3)
We granted options to purchase an aggregate of 150,000 shares of our common stock to non-employee directors in 2006. Options to purchase an aggregate of 480,000 shares of our common stock were outstanding at the fiscal year end to non-employee directors.

(4)	Mr. Hoffner resigned from the Board of Directors and as Chair of the Audit Committee effective as of January 1, 2007.

Stock Option and Compensation Committee Interlocks and Insider Participation

In fiscal 2006, Messrs. Chapman and Wolf served on our Stock Option and Compensation Committee. Neither of them are present or past employees or officers of Shells. A more detailed description of the transactions engaged by Shells with Trinad and Frederick R. Alder is set forth under “Certain Relationships and Related Transactions”. Mr. Chapman is the son-in-law of Fredrick R. Alder. Mr. Wolf is a managing director of Trinad. None of our named executive officers have served on the board or compensation committee (or other committee servicing as equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or the Stock Option and Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information set forth below briefly describes certain transactions between us and certain parties who or which may be deemed to be affiliated with us.

In fiscal 2005 and 2006, we entered into several transactions with Fortress Realty Investments, LLC (“Fortress”), described below. Fortress is related to Drawbridge Global Macro Fund, L.P., a then beneficial owner of greater than 5% of our outstanding common stock. On September 29, 2005, we sold a certain property to Fortress at a sale price of approximately $1.67 million which was considered a fair value purchase amount. Concurrently, we leased a Shells Seafood Restaurant location at 1551 3rd Street in Winter Haven, Florida. The minimum lease term is 20 years with a straight-line annual rent of $182,000. Subsequently, Fortress sold the Winter Haven property and assigned its interest as lessor to a third party. On April 27, 2006, we completed a lease buy-out transaction with Fortress, pursuant to which we transferred our interest in an option embedded in the lease agreement receiving net cash proceeds of $212,000. Concurrently, we leased a Shells Seafood Restaurant location at 3415 SW College Road in Ocala, Florida. The minimum lease term is 20 years with a straight-line annual rent of $178,000. Subsequently, Fortress sold the Ocala property and assigned its interest as lessor to a third party. On October 27, 2006, we completed a sale and leaseback transaction with Fortress, pursuant to which we sold and simultaneously leased back a Shells Seafood Restaurant location at 725 East 3rd Avenue, New Smyrna Beach, Florida at a sale price of approximately $1.33 million which was considered a fair value purchase amount. The minimum lease term is 20 years with a straight-line annual rent of $145,000.

The May 2005 Financing Transaction

In May 2005, we completed a financing of $6.9 million through the private placement of securities to certain accredited investors, which included Trinad Capital, L.P., Bruce Galloway and Frederick R. Adler who are each security holders who beneficially own more than five percent of our common stock. Under the terms of the transaction, we issued 461,954 units, with each unit consisting of (i) one share of our Series B Preferred Stock, initially convertible into twenty shares of our common stock, and (ii) a warrant to purchase ten shares of our common stock at an exercise price of $1.30 per share. The purchase price was $15.00 per unit. In addition, we issued a warrant to purchase 37,651 units (consisting of 37,651 shares of our Series B Preferred Stock and warrants to purchase 376,510 shares of our common stock) at a purchase price of $15.00 per unit to the placement agent of our May 2005 financing. We realized net proceeds of approximately $5.8 million from the May 2005 financing. Of the total proceeds from our securities issued, $1,282,000 represented cancellation or conversion of related party debt and $348,000 represented the conversion of our existing convertible debentures, all of which converted into the securities issued in the transaction. We used a portion of the net proceeds from the May 2005 financing to retire the remaining $2,232,000 of loans and accrued interest from debenture holders from a debt financing completed in December 2004, as well as $8,000 of related party accrued interest. Additionally, in conjunction with the May 2005 financing, $500,000 principal amount of related party debt was used to exercise warrants to purchase 1,000,000 shares of our common stock.

Revolving Line of Credit

In March 2005, Trinad Capital, L.P. (“Trinad”), Bruce Galloway and Frederick R. Adler provided us with a $1.6 million revolving line of credit, which was to mature on the earlier of July 31, 2006 or the closing of an aggregate amount of financing providing us not less than $1.6 million of net proceeds. Trinad Master Fund, Ltd., an affiliate of Trinad, Mr. Galloway and Mr. Adler are each security holders who beneficially own more than five percent of our common stock. Amounts drawn under the line of credit bear interest at the rate of 15% per annum, payable 8% monthly in arrears and 7% deferred until the maturity date. These investors received a fee of $80,000, in the aggregate, for extending the credit line to us, paid to each investor pro rata in accordance with each investor’s percentage interest (50% for Adler, 30% for Trinad and 20% for Galloway).

In conjunction with the May 2005 Financing, these investors agreed to extend the maturity date under the line of credit to May 23, 2007 for no additional consideration. As of December 31, 2006, we have drawn $1,440,000 of the $1,600,000 line of credit availability, to assist in the financing of two restaurant acquisitions in the fourth quarter of 2005 and to fund remaining remodeling costs and working capital requirements. During 2006, we paid an aggregate of $98,561 in interest payments to these investors. In addition, as of December 31, 2006, we owed $87,453 in deferred interest on the outstanding debt. It is not expected that we will be able to borrow the remaining $160,000 under the credit line. We did not repay any of the principal amount during the 2006 fiscal year.

On March 30, 2007, the maturity date under the line of credit was further extended to May 23, 2008 at an extension fee, payable in shares of our common stock, equal to 7% of the $1,440,000 borrowed. On the extension date, our price per share of common stock was $0.45, resulting in an extension fee of 224,000 shares of our common stock, with a transaction cost of $100,800 to be amortized over the extension period. Our Audit Committee approved the terms of this extension upon receipt of a fairness opinion conducted by a third party valuation expert at the request of the Audit Committee.

Review, Approval or Ratification of Transactions with Related Persons

In connection with the review and approval or ratification of a related party transaction, each member of our management must disclose to our executive officers and/or the Audit Committee, as applicable, the material terms of the related party transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction. The Audit Committee, in accordance with its amended charter dated December 22, 2006, reviews and approves all related party transactions. The Audit Committee must advise the Board of the related party transaction and any requirement for disclosure in our applicable filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and related rules, and, to the extent required to be disclosed, management must ensure that the related party transaction is disclosed in accordance with such acts and related rules.

AUDIT COMMITTEE REPORT

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Shells specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal control. On behalf of the Board, the Audit Committee, among other things, reviews and monitors the financial reporting process, the systems of internal control, the audit process, the independence and performance of our independent registered public accounting firm and the process for monitoring compliance with laws and regulations. The members of the Audit Committee are Dr. Michael R. Golding and Mr. Illick. On May 17, 2000, the Company adopted a written charter for the Audit Committee. The charter was amended on December 22, 2006 and then again on September 6, 2007. A copy of the Audit Committee Charter, as amended, is attached hereto as Annex A.

During 2006, the Audit Committee reviewed Shells’ financial statements and related SEC filings with management and the Board of Directors and discussed with Kirkland Russ Murphy & Tapp P.A. (“Kirkland Russ”), Shells’ independent registered public accounting firm for fiscal 2006, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Kirkland Russ the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with Kirkland Russ its independence. The Audit Committee has reviewed the audit fees of Kirkland Russ and any non-audit services and fees, to assure compliance with Shells’ and the Audit Committee’s policies restricting the independent registered public accountants from performing services that might impair their independence.

After reviewing and discussing the financial statements, and in reliance upon the matters reviewed and discussed with Kirkland Russ above, and without other independent verification, the Audit Committee recommended that the audited consolidated financial statements of Shells be included in Shells’ Annual Report on Form 10-K for fiscal 2006.

Audit Committee, Christopher D. Illick, Chairman Michael R. Golding

RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who is our Independent Registered Public Accounting Firm?

The firm of Kirkland, Russ, Murphy & Tapp, P.A. audited and issued a report on our financial statements for fiscal 2006 and has been selected by the Audit Committee to issue a report on our financial statements for the fiscal year ending December 31, 2007. A representative of Kirkland, Russ, Murphy & Tapp, P.A. is expected to be present at the Annual Meeting and available to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she desires to do so.

What were our audit fees for fiscal 2006 and 2005?

	FISCAL YEAR
CATEGORY	2006	2005
Audit Fees	$93,800	$63,500
Audit-Related Fees	-	-
Tax Fees	16,000	17,000
All Other Fees	2,425	62,608
Total Fees	$112,225	$143,108

“All Other Fees” in fiscal 2006 consists of $1,450 relating to fees incurred in connection with management’s preparation for the assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and $975 relating to tax planning. “All Other Fees” in fiscal 2005 consists of $60,858 relating to fees incurred in connection with our securities offering in May 2005 and $1,750 relating to tax planning. The Audit Committee of the Board of Directors has determined that the performance and services related to “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of Kirkland Russ.

We have a policy that discourages the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless: (a) the approvals of the Chair of the Audit Committee and the Chief Financial Officer are obtained prior to the retention; and (b) the retention will not affect the status of the auditors as “independent accountants” under applicable rules of the SEC and the Independence Standards Board.

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2006 and 2005, all of the services provided by Kirkland, Russ, Murphy & Tapp, P.A. for the services described above under “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved using the above procedures.

OTHER MATTERS

When are stockholders’ proposals for the 2008 Annual Meeting due?

We anticipate that the 2008 Annual Meeting of Stockholders will be held in our second financial quarter. To be considered for inclusion in the proxy statement for the 2008 Annual Meeting, each stockholder proposal must be received by us no later than January 31, 2008. However, in the event the 2008 Annual Meeting of Stockholders is to be held at a later date, then stockholder proposals will be accepted until a reasonable time before the date we begin to print and distribute the proxy materials.

We know of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt submission of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please vote by signing the proxy card and returning it in the enclosed envelope, or, if available, by Internet or telephone.

By Order of the Board of Directors Warren R. Nelson Secretary

Dated: September 17, 2007

A COPY OF OUR ANNUAL REPORT ON FORM 10-K

WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER

REQUESTING IT IN WRITING FROM:

SHELLS SEAFOOD RESTAURANTS, INC.
16313 N. DALE MABRY HIGHWAY, SUITE 100
TAMPA, FLORIDA 33618
ATTENTION: SECRETARY

OR

VISIT OUR WEBSITE AT

WWW. SHELLSSEAFOOD.COM

TO ACCESS AND PRINT

A COPY OF OUR ANNUAL REPORT ON FORM 10-K

GO TO MENU OPTION “INVESTOR RELATIONS”

AND LOOK FOR “EDGAR” FILINGS

SHELLS SEAFOOD RESTAURANTS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 17, 2007

Leslie J. Christon and Warren R. Nelson, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of stock of Shells Seafood Restaurants, Inc. held of record by the undersigned on September 4, 2007, at the Annual Meeting of Stockholders to be held at 10:00 a.m., October 17, 2007, at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618 and at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS.

Proposal No. 1—Election of Directors—Nominees are:

Philip R. Chapman, Leslie J. Christon, Michael R. Golding, Gary L. Herman, Christopher D. Illick and Jay A. Wolf.

☐ FOR	☐ WITHHOLD AUTHORITY
all listed nominees (except do not vote
for the nominee(s) whose name(s)
appear(s) below):

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________________, 2007

(Signature)

(Signature if held jointly)

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
USING THE ENCLOSED, PREPAID ENVELOPE.

Annex A

Shells Seafood Restaurants, Inc.
Audit Committee Charter
(As amended)

Organization

This charter governs the operations of the audit committee (the “Committee”) of the Board of Directors (sometimes, the “Board”) of Shells Seafood Restaurants, Inc. (the “Company”).

Statement of Policy

The committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the Company’s stockholders, the investment community, and others relating to:

•	the integrity of the Company’s financial statements and financial reporting process;
•	the Company’s systems of internal controls;
•	the performance of the Company’s accounting function and independent auditors; and
•	the independent auditor’s qualifications and independence.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and the Company’s management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain independent legal, accounting or other consultants to advise the Committee. It is the intent of the Committee to comply with all applicable rules and regulations governing the Committee, such as those of the Securities and Exchange Commission (the “Commission”).

Meetings

The Committee shall meet at least four times annually. In addition, the Committee shall hold such special meetings as may be called by any member of the Committee or at the request of the Company’s independent auditors. The Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, and other key members of management may be invited from time to time to meetings to offer information, expertise and advise as requested by the Committee. The Committee may also request that independent auditors participate in Committee meetings, as necessary. Attendance may be in person or by telephone.

Composition and Organization of Committee

•	Size of Committee

The Committee shall consist of at least two independent directors.

•	Member Qualifications

The members of the Committee shall meet the independence and experience requirement of applicable federal securities laws, including, the rules and regulations of the Commission. Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member should be an “audit committee financial expert” as determined by the Board in accordance with the rules of the Commission.

•	Appointment to Committee

The members of the Committee shall be appointed by the Board upon the recommendation of the Nominating Committee. The Board shall make the appointments to the Committee at the organization meeting following each Annual Meeting of Stockholders.

•	Term

Members will be appointed by the Board for a one year term or until a successor is appointed and qualified. The full Board will fill vacancies on the Committee and may remove a Committee member from membership on the Committee at any time without cause.

•	Committee Chair

The Committee Chair will be a board member appointed by the Board. If the Committee Chair is absent from a meeting, another member of the Committee will act as Chair.

•	Annual Review of Committee and Charter

The Committee shall annually review the Committee’s own performance, which shall include eliciting input from management and the independent auditor on the performance of the Committee. The Committee shall report the results of such self-assessment to the Board.

Not less than annually, the Committee shall review this Charter and recommend to the Board any changes it deems advisable. Only the full Board of Directors may amend this Committee’s Charter.

•	Compensation

Members of the Committee shall, at the discretion of the Board, be entitled to receive fees for service on the Committee or for service as Chair of the Committee, in addition to the normal fees paid to all directors.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of the Committee’s activities to the Board. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the independent auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the independent auditor’s report, or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management and the independent auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the independent auditor.

The Committee shall prepare a report of its activities in accordance with the rules of the Commission to be included in the Company’s annual proxy statement.

The Committee, in carrying out its responsibilities, believes its policy and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In carrying out its responsibilities, the Committee will:

Independent Auditors

1.
Have the sole authority and responsibility for the appointment, retention, oversight, termination and replacement of the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing and issuing an audit report and related work.

No audit services or non-audit services shall be performed by the independent auditor for the Company unless the services and related costs are first pre-approved by the Committee and unless permitted by the rules and regulations of the Commission. If the Committee approves an audit service within the scope of the engagement of the independent auditor, such audit services shall be deemed to have been pre-approved for the purposes of this Section.

2.	Perform the following:

a.
Obtain from the independent auditors on an annual basis, the written disclosures required under Independence Standards Board Standard No. 1 regarding any relationships between the auditors and the Company, or any other relationships that reasonably may be thought to bear on the auditors’ independence;

b.
Discuss with the independent auditor the auditor’s independence, including all relationships between the independent auditor and the Company that may impact the independent auditor’s objectivity and independence;

c.
Obtain from the independent auditors on an annual basis, a written statement that the Company’s chief executive officer, chief financial officer, controller or any person serving in an equivalent position to any of the foregoing for the Company, was not employed by the independent auditor and did not participate in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit for which the independent auditor is engaged;

d.	Recommend to the Board appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence;

e. Review and evaluate the lead audit partner of the independent auditor’s team;

f.
Annually obtain and review from the independent auditor a written report describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the independent auditor’s most recent internal quality-control review or peer review; and

g.
Annually obtain from the independent auditor a written report in which the independent auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

3.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

4.	Review each opinion or report of the independent auditors and review any comments or recommendations of the independent auditors with respect to the audited or interim financial statements.

5.
Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

Financial Reporting Process

6.
Review significant accounting and reporting issues, including recent professional and regulatory announcements, and the impact on the financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

7.
Evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong internal controls. Obtain an understanding of internal controls and the significant risk areas for the Company through discussions with management, and the independent auditors. Periodically review the adequacy of internal controls that could significantly affect the Company’s financial statements through discussions with management and the independent auditors.

8.	Review and discuss with the independent auditor the following as it relates to periodic filings with the Commission:

a.	all critical accounting policies and practices used by the Company;

b.
all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, and the ramifications of the use of such alternative treatments and related disclosures; and

c.	all other material written communications between the independent auditor and management, such as any management letter or schedule of adjusted differences.

9.
Review with appropriate representatives of management and the independent auditors the financial information contained in the company’s Quarterly reports on Form 10-Q prior to filing, the Company’s earnings announcements prior to release, and the results of the independent auditors’ review of Interim Financial information pursuant to Statement of Auditing Standards Statement No. 71, as may be modified or supplemented. The chairman of the Committee may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

10.
Review with appropriate representatives of management and the independent auditors the scope and timing of the annual audit, as well as the results of the audit work performed at the completion of the annual audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year. Prior to its filing, the Committee shall, without limitation:

a.	Review and discuss the Company’s annual consolidated financial statements and related footnotes;

b.	Review and discuss the independent auditors’ audit of the consolidated financial statements and their report;

c.	Review and discuss any significant changes required in the independent auditors’ examination plan;

d.
Discuss with management and the independent auditor any problems, difficulties or disputes encountered during the course of the audit, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the independent auditor but that were not adopted, any communications between the independent auditor’s team assigned to the Company’s audit and the auditors affiliated national office, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company;

e.
Review and discuss other matters related to the conduct of the audit which are to be communicated to the Committee under general accepted auditing standards including, discussions relating to the independent auditors’ judgments about such matters as the quality, not just the acceptability, of the Company’s accounting practices and other items set forth in Statement of Auditing Standards Statement No. 61 (“SAS61”) (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS61; and

f.
Recommend to the Board of Directors, based on the review and discussions referred to above, that the Company’s consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

Financial Reporting Oversight

11.
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non - GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, if applicable. Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made.

12.
Periodically inquire of management and the independent auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have the sole responsibility for the resolution of any disagreements between management and the independent auditor regarding financial reporting.

Review of Other Documents and Reports

13.	Review the activities, organizational structure, and qualifications of accounting and financial human resources within the Company.

14.	Review the procedures established by the Company that monitor the compliance by the Company with the covenants and restrictions contained in its loan agreements.

15.	Review with the Company’s counsel any legal matter that could have a significant impact on the Company’s financial statements.

Accountability to Board of Directors

16.	Report through the Committee Chair to the Board of Directors following the meetings of the Committee.

17.
Maintain minutes or other records of meetings and activities of the Committee, all of which shall be submitted to the Corporate secretary to be filed with the minutes of meetings of the Company’s Board of Directors.

Legal Compliance and Ethics

18.	Review the Company’s policies and procedures for compliance with laws and regulations that may impact financial reporting and disclosure.

19.
Periodically review and approve the Company’s ethics code or “Code of Conduct”. Recommend material changes for approval by the Board of Directors. Provide for and review prompt disclosure to the public of any substantive change in, or any waiver of, such ethics code.

20.
Periodically review and approve the Company’s procedures for (i) the receipt, retention investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees, in accordance with the Company’s Whistle Blower’s policy, of concerns regarding questionable accounting or auditing matters. Monitor compliance with such procedures.

21.
As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Ethics Code and adopt as necessary remedial, disciplinary or other measures with respect to such conduct.

22.
Conduct or authorize and investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

23.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

24.	Annually review its own performance.

Other

25.
Consider such other matters in relation to the financial affairs of the Company, and in relation to the external audit of the Company as the Committee may, in its discretion, determine to be advisable.

26.	Perform any other activities consistent with this Charter, the Company’s By-laws and charter documents and governing law as the Committee or the Board of Directors deems necessary or appropriate.

27.	Annually review the Company’s plans and programs with respect to major areas of risk management and related insurance overage.

28.	Annually review and monitor the Company’s risk assessment programs and related risk management strategies.

29.	Annually review the Company’s programs on loss prevention and security matters.

30.	Review and approve, on an ongoing basis, all related party transactions.

Audit Committee Agenda Items*

As
	Q1	Q2	Q3	Q4	Needed

External Auditors

Appointment of external auditors				X
Approval of engagement letter	X
Review cost of audit and non-audit services, if any	X	X	X	X
Pre-approval of non-audit services performed by external firm	X	X	X	X
External auditors’ independence	X
External auditors’ audit plan, including timing, scope and procedures				X
Significant changes to audit plan, scope restrictions, lack of info					X
Local office’s communication with national office	X
Disagreements with management	X
External auditors’ report	X
External auditors’ management letter	X	X
External auditors’ opinion of quality of Shells financial reporting	X	X	X	X
Attestation report on internal controls	X
External auditors’ internal control findings	X
Significant accounting and reporting issues	X	X	X	X
External auditors’ results of Quarterly Review	X	X	X	X
Private session with external auditors	X	X	X	X

Other Committee Activities

Approve previous meeting minutes	X	X	X	X
File meeting minutes with Secretary	X	X	X	X
Report to Board of Directors	X	X	X	X
Report to shareholders	X
Annual Self-evaluation			X
Evaluate lead audit partner		X	X
Evaluate management’s role and success in maintaining internal controls	X
Management to discuss with Audit Committee	X	X	X	X
Whistle Blower reports submitted to management, if any, and appropriate resolution.
Respond to and investigate any Whistle Blower reports submitted to Audit Committee Chairperson.					X

* Any items that are not marked “as needed” nonetheless will be addressed promptly if any issue arises in that area.

Audit Committee Agenda Items*

As
	Q1	Q2	Q3	Q4	Needed

Financial and Related Reporting

Review of draft Form 10-Q / quarterly public filing		X	X	X
Review of draft Form 10-K / annual public filing	X
Review of proxy materials and narrative reporting	X
Review of Audit Committee Charter (included in proxy)	X
Review final draft of earnings announcements	X	X	X	X
Review and discuss critical accounting policies and practices, alternative treatments, and material communications between external audit and management	X	X	X	X
Planned changes in accounting principals					X
Significant accounting judgment and estimates	X	X	X	X
Discuss with management the Company’s earnings press releases					X

Controls and Compliance

Evaluation of disclosure controls	X	X	X	X
Management’s assessment of internal controls	X	X	X	X
Significant changes in financial reporting internal controls	X	X	X	X
Status of Sarbanes-Oxley Section 404 Compliance	X	X	X	X
Project
Review accounting and finance organization structure and qualifications			X
Monitoring process for compliance with loan agreements	X
Review risk management and related insurance coverage		X
Review risk assessment program and risk management strategies		X
Review related party transactions	X
Review of independence, experience, and qualifications of Audit Committee Members	X
Annual update on Loss Prevention and Security			X
Matters
Tax matters	X	X	X	X
Significant legal matters					X
Report of Charitable Contributions				X

* Any items that are not marked “as needed” nonetheless will be addressed promptly if any issue arises in that area.